Exhibit 99.1

Subscription Agreement

DanDrit Biotech USA, Inc.
P.O. Box 189
Randolph, VT 05060

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms and agrees with DanDrit Biotech USA, Inc., a Delaware corporation (the “Company”), as follows:

1.     Subject to the terms and conditions hereof, the Investor will purchase from the Company and the Company will issue and sell to the Investor such number of shares (the “Shares”) of common stock, par value $0.0001 per share, as is set forth on the signature page hereto (the “Signature Page”) for a purchase price of $[_____] per Share.

2.     The closing is expected to occur on or about [___________], 2014 (the “Closing”), subject to the satisfaction of certain closing conditions set forth in the Placement Agency Agreement dated as of [___________], 2014 (the “Placement Agency Agreement”) entered into by and between the Company and the Representative (as defined in the Placement Agency Agreement) of the placement agents for the Offering (as defined below).

3.     The offering and sale of the Shares (the “Offering”) is being made pursuant to (a) a registration statement on Form S-1 (Registration File No. File No. 333-193965) (the "Registration Statement"), under the Securities Act of 1933, as amended (the “Securities Act”), which became effective on [__________], 2014; and (b) a prospectus dated the effective date of the Registration Statement (or, if applicable, the form of final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Securities Act filed with the Securities and Exchange Commission pursuant to Rule 424 of the Securities Act (the “Prospectus”) containing certain information regarding the Shares and terms of the Offering that has been delivered to the Investor on or prior to the date hereof.  The Prospectus, together with the documents incorporated by reference therein, is also referred to herein as the “General Disclosure Package.”

4.     On the Closing Date, the Company shall deliver irrevocable instructions to its transfer agent authorizing the issuance of a certificate representing the Shares, registered in the name of the Investors as set forth on the signature page hereto or upon request of the Representative, in the event the Company’s securities have been approved for deposit the Shares shall be delivered, via the Depository Trust Company’s (“DTC”) Deposit or Withdrawal at Custodian system via the DTC instructions set forth on the signature page hereto.

5.     The Company’s obligation to issue and sell the Shares to the Investor shall be subject to the receipt by the Company of the purchase price for the Shares being purchased hereunder as set forth on the Signature Page on the same business day as receipt of the Shares and the accuracy of the representations and warranties made by the Investor herein and the fulfillment of those undertakings herein of the Investor to be fulfilled prior to the Closing Date.  The Investor’s obligation to purchase the Shares shall be subject to the condition that the Representative shall not have (a) terminated the Placement Agency Agreement pursuant to the terms thereof or (b) determined that the conditions to closing in the Placement Agency Agreement have not been satisfied.

6.     The Company shall before 9:30 a.m. (New York time) on the next trading day after the Closing, issue a press release and file a Current Report on Form 8-K, together with disclosing all material aspects of the transactions contemplated hereby. The Company shall not identify the Investor by name in any press release or public filing, or otherwise publicly disclose the Investor’s name, without the Investor’s prior written consent.

7.     The Investor represents that (a) it has had full access to the General Disclosure Package prior to or in connection with its receipt of this Subscription Agreement and is relying only on such information and documents in making its decision to purchase the Shares, and (b) it is acquiring the Shares for its own account, or an account over which it has investment discretion.

8.     The Investor and the Company each has the requisite power and authority to enter into this Subscription Agreement and to consummate the transactions contemplated hereby.

9.     The Placement Agency Agreement contains representations, warranties, covenants and agreements of the Company, which may be relied upon by the Investor and which the Investor shall be a third party beneficiary thereof.

10.   This Subscription Agreement will involve no obligation or commitment of any kind until this Subscription Agreement is accepted and countersigned by or on behalf of the Company.  The Investor acknowledges and agrees that the Investor’s receipt of the Company’s counterpart to this Subscription Agreement shall constitute written confirmation of the Company’s sale of Shares to such Investor.

11.   All covenants, agreements, representations and warranties herein will survive the execution of this Subscription Agreement, the delivery of the Shares being purchased and the payment therefor.

12.   On or prior to the Closing, the Company shall deliver or cause to be delivered to the Investor the following:

(i)     this Agreement duly executed by the Company;

(iii)   the Prospectus (which may be delivered in accordance with Rule 172 under the Securities Act)

13.   All notices or other communications required or permitted to be provided hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed e-mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The address for such notices and communications shall be as follows:

If to the Company, to:
DanDrit Biotech USA, Inc. c/o DanDrit Biotech A/S Fruebjergvej 3 Box 62 2100 Copenhagen, Denmark Facsimile: [__________]

with a copy to:

Richardson & Patel LLP The Chrysler Building 405 Lexington Avenue New York, NY 10174 Attention: David Feldman Facsimile: (917) 591-6898

 If to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

14.   The Company acknowledges that the only material, non-public information relating to the Company or its subsidiaries that the Company, its employees or agents has provided to the Investor in connection with the Offering prior to the date hereof is the existence of the Offering.

15.   This Agreement may be terminated by the Investor, as to Investor’s obligations hereunder only and without effect whatsoever on the obligations of the Company, by notice to the Company, if (a) the Placement Agency Agreement is terminated by the placement agents pursuant to the terms thereof, or (b) Closing has not occurred and the Shares or irrevocable instructions to the transfer agent authorizing the issuance of certificates representing the Shares have not been delivered to the Investor by the close of trading on the OTC Bulletin Board on [___________], 2014; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party.

16.   This Subscription Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.  This Subscription Agreement will be governed by the internal laws of the State of New York, without giving effect to the principles of conflicts of law. This Subscription Agreement may be executed in one or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and signatures may be delivered by facsimile or by e-mail delivery of a “.pdf” format data file. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Placement Agency Agreement.

[signature page follows]

INVESTOR SIGNATURE PAGE

Number of Shares

Purchase Price Per Share:	$

Aggregate Purchase Price:	$

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: [___________], 2014

INVESTOR NAME
(Exactly as shall be printed on a certificate representing the Shares)

By: ______________________________

Print Name: ________________________

Title: _____________________________

Taxpayer Identification Number: ____________________________

DWAC Instructions for Shares:

Name of DTC Participant: (broker-dealer at which the account or accounts to be credited with the Shares are maintained)

DTC Participant Number:

Account Name:

Account Number:

Person to contact to initiate DWAC at closing:

Name:

Tel:

Email:

SUBSCRIPTION AGREEMENT

Agreed and Accepted [_________], 2014

DanDrit Biotech USA, Inc.

By:
        Name:
        Title:

Sale of the Shares purchased hereunder is made pursuant to the Registration Statement.